Exhibit 99.2(g)(iii)



                         INVESTMENT ADVISORY AGREEMENT


     AGREEMENT, made as of the [__] day of [ ], 2003, by and between ASA MARKET NEUTRAL EQUITY FUND LLC, an Illinois limited liability company (the "Fund") and QED CAPITALWORKS LLC, a Delaware limited liability company (the "Adviser").


                              W I T N E S S E T H
                              -------------------


     WHEREAS, the Fund is engaged in business as a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Adviser is engaged principally in rendering management and investment advisory services under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Fund has established a separately managed account to which it will allocate a portion of its assets (less than 25% of the Net Asset Value of the Fund) (the "QED Account");

     WHEREAS, the Fund desires to retain the Adviser to provide investment advisory services to the Fund with respect to the QED Account on a managed account basis in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Adviser is willing to provide investment advisory services to the Fund with respect to the QED Account on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Fund and the Adviser hereby agree as follows:

                                  ARTICLE I.
                                  ----------

                             Duties of the Adviser
                             ---------------------

     The Fund hereby employs the Adviser to act as an investment adviser of the Fund with respect to the QED Account and to furnish, or arrange for its affiliates to furnish, the investment advisory services described below, subject to the policies of, review by and overall control of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Adviser and its affiliates for all purposes herein shall be deemed to be independent contractors and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund. The Adviser shall at all times conform to and use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder, (ii) any other applicable provisions of federal or state law, (iii) the provisions of the limited liability company operating agreement of the Fund, as amended from time to time (the "Operating Agreement"), (iv) policies and determinations of the Board of Directors of the Fund and (v) the Prospectus and Statement of Additional Information of the Fund, as the same may be amended from time to time.

     (a) Investment Advisory Services. The Adviser shall provide, or arrange for its affiliates to provide, the QED Account with such investment research, advice and supervision as the latter from time to time may consider necessary for the proper supervision of the assets of the QED Account, shall furnish continuously an investment program for the QED Account and shall


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


determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the QED Account shall be held in the various securities in which the QED Account invests, options, futures, options on futures or cash, subject always to the restrictions of the Operating Agreement of the Fund, the provisions of the Investment Company Act and the statements relating to the Fund's investment objectives, investment policies and investment restrictions as the same set forth in filings made by the Fund under the federal securities laws. The Adviser shall manage the QED Account on a discretionary basis. The Adviser shall make decisions with respect to the QED Account as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the securities held in the QED Account shall be exercised. Should the Board of Directors at any time, however, make any definite determination as to the investment policy of the Fund and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall monitor the performance of the QED Account. The Adviser shall take, on behalf of the QED Account, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the QED Account with brokers or dealers selected by it, and to that end, the Adviser is authorized as the agent of the Fund with respect to the QED Account to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the QED Account. In connection with the selection of such brokers or dealers and the placing of such orders with respect to the assets of the QED Account, the Adviser is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Board of Directors and set forth in filings made by the Fund under the federal securities laws. Subject to


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


this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Adviser may select brokers or dealers with which it or the Fund is affiliated. The Adviser shall periodically report to the Board of Directors concerning the performance of the QED Account. Such reporting shall be both sufficiently frequent and detailed to permit the Fund to comply with its obligations under the Investment Company Act and the Fund's Prospectus.


                                  ARTICLE II.
                                  -----------

                      Allocation of Charges and Expenses
                      ----------------------------------

     (a) The Adviser. The Adviser shall provide the staff and personnel necessary to perform its obligations under this Agreement, shall assume and pay or cause to be paid all expenses incurred in connection with the maintenance of such staff and personnel, and, at its own expense, shall provide the necessary office space, facilities, equipment and necessary personnel.

     (b) The Fund. The Fund assumes, and shall cause to pay or cause to be paid, all other expenses related to the QED Account including, without limitation: taxes; investment-related expenses incurred by the Fund (including but not limited to costs associated with organizing and operating the QED Account, placement fees, interest on indebtedness, fees for data and software providers, research expenses, professional fees (including, without limitation, expenses of consultants and experts relating to investments); fees and expenses for accounting and custody services.


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


                                 ARTICLE III.
                                 ------------

                          Compensation of the Adviser
                          ---------------------------

     (a) Management Fee. For the services rendered hereunder, the facilities furnished and the expenses assumed by the Adviser, the Fund shall pay to the Adviser a fee (the "Management Fee") monthly in arrears based upon the aggregate value of the outstanding Interests of the Fund managed by the Adviser in the QED Account, determined as of the last business day of the previous month, at the annual rate of 1.7%. The value of the Interests shall be determined pursuant to the applicable provisions of the Operating Agreement, valuation procedures and Prospectus and Statement of Additional Information of the Fund, each as amended from time to time. The Management Fee shall be calculated on a pro rata basis in the case of any partial months. Payment of the Management Fee for the preceding month shall be made as promptly as possible after completion of the computations contemplated herein.

     (b) Incentive Allocation. The Fund shall pay to the Adviser at the end of each Accounting Period (as defined below) a performance-based profit allocation (the "Incentive Allocation") equal to 15% of the Investment Profits (as defined herein) earned by the QED Account which exceed the High Water Mark (as defined below) then in effect. If the High Water Mark at the end of the Accounting Period in which an Incentive Allocation was made shall be adjusted downward during the three subsequent Accounting Periods, then the Incentive Allocation shall be reduced to reflect such reductions in the High Water Mark. In no event shall the Adviser's Incentive Allocation be reduced below zero or shall the Adviser be obligated to refund any amount beyond the amount of Incentive Allocations previously paid to it. An Incentive Allocation shall no longer be subject to adjustment or refund upon the withdrawal of


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all or a portion of the Fund's assets from the QED Account if on the date of such withdrawal the QED Account has a Net Asset Value equal to or greater than the High Water Mark then in effect.

     The "High Water Mark" for the QED Account shall be measured as of the end of each Accounting Period and shall be equal to the Net Asset Value of the QED Account immediately following the payment of the most recent Incentive Allocation, decreased by Management Fees accrued for the current Accounting Period and adjusted for allocations of Fund assets to and from the QED Account).

     "Investment Profits" shall mean the amount by which the balance of the QED Account at the end of an Accounting Period exceeds the balance of the QED Account at the beginning of such Accounting Period. "Investment Losses" shall mean the amount by which the balance of the QED Account at the beginning of an Accounting Period exceeds the balance of the QED Account at the end of such Accounting Period, in each case taking into account both realized and unrealized gains and losses and adjusted to reflect withdrawals and additions to the QED Account.

     "Accounting Period" shall mean (i) a calendar quarter, (ii) the date upon which this Agreement is terminated and/or the QED Account is liquidated, or
(iii) upon the dissolution of the Fund, the period beginning on the first day after the immediately preceding Accounting Period and ending upon the distribution of the Fund's assets as provided in the Operating Agreement.


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


                                  ARTICLE IV.
                                  -----------

                    Limitation of Liability of the Adviser
                    --------------------------------------

     The Adviser shall not be liable for any error of judgment or mistake of law or for any damage or loss arising out of any investment or for any act or omission in connection with its activities hereunder, including but not limited to any damage or loss incurred by the QED Account, the Board, the Fund's custodian or administrator, any bank, broker or dealer, or any agent, partner, director, officer or employee of any of them, unless such loss arises from the Adviser's willful malfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.


                                  ARTICLE V.
                                  ----------

                           Activities of the Adviser
                           -------------------------

     The services of the Adviser to the Fund are not to be deemed to be exclusive; the Adviser and any person controlled by or under common control with the Adviser (for purposes of this Article V referred to as "affiliates') are free to render investment advisory services to others, provided that such activities do not in the Adviser's judgment adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement or under the Investment Company Act. The Adviser and its affiliates may recommend to any other person or advisory client a particular strategy that they do not select for the QED Account.


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


                                  ARTICLE VI.
                                  -----------

                  Duration and Termination of this Agreement
                  ------------------------------------------

     This Agreement shall become effective as of the date first above written and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance specifically is approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and
(ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Directors or by a vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, on sixty (60) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Adviser's business or to a wholly owned subsidiary of such corporate successor which does not result in change of actual control or management of the Adviser's business shall not be deemed an assignment for purposes of this paragraph.


                                 ARTICLE VII.
                                 ------------

                          Amendment of this Agreement
                          ---------------------------

     This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of Directors of the Fund, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the


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


Investment Company Act, by the vote of a majority of the outstanding voting securities of the Fund.


                                 ARTICLE VIII.
                                 -------------

                         Definitions of Certain Terms
                         ----------------------------

     The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.


                                  ARTICLE IX.
                                  -----------

                                  Use of Name
                                  -----------

     The Adviser hereby grants the Fund a royalty-free, non-exclusive right and license to use the names "QED" and/or "QED CapitalWorks" in connection with the Fund's investment products and services, in each case only for the duration of this Agreement and any extension or renewal thereof. Such license may, upon termination of this Agreement, be terminated by the Adviser, in which event the Fund shall promptly take whatever action may be necessary to discontinue any further use of the names "QED" and "QED CapitalWorks." The names "QED" or "QED CapitalWorks" may be used or licensed by the Adviser and its affiliates in connection with any of their activities, or licensed by the Adviser to any other party.


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


                                  ARTICLE X.
                                  ----------

                                 Governing Law
                                 -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of [New York] and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of [New York], or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.


                                  ARTICLE XI.
                                  -----------

                           Miscellaneous Provisions
                           ------------------------

     (a) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and, to this extent, the provisions of this Agreement shall be deemed to be so severable.

     (b) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


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


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.





                                         ASA MARKET NEURAL EQUITY FUND LLC


                                         By:
                                             -----------------------------
                                         Name:
                                         Title:


                                         QED CAPITALWORKS LLC


                                         By:
                                             -----------------------------
                                         Name:
                                         Title:


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